Exhibit 3

NUMBER C ___________	SHARES
COMMON STOCK PAR VALUE $.01	INCORPORATED UNDER THE LAWS OF WISCONSIN	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK CITY CUSIP 597911 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Midwest Air Group, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Restated Certificate of Incorporation, as amended from time to time, of the Corporation (a copy of which is on file with the Transfer Agent) to all of which the holder of this Certificate assents by acceptance hereof.  This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

CERTIFICATE OF STOCK

    Witness the signatures of the Corporation’s duly authorized officers.

DATED:

TREASURER AND DIRECTOR – INVESTOR RELATIONS	CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

BY TRANSFER AGENT AND REGISTRAR AUTHORIZED OFFICER

MIDWEST AIR GROUP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING A SUMMARY OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK, THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES AND THE AUTHORITY OF THE BOARD TO DETERMINE VARIATIONS FOR FUTURE SERIES.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Midwest Air Group Inc. and American Stock Transfer & Trust Company, dated as of February 15, 2006, as amended and as such agreement may be amended (“the Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Midwest Air Group, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Midwest Air Group, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by such person or any subsequent holder, shall become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT – as tenants by the entireties		(Cust)	(Minor)
JT TEN – as joint tenants with right of		Under Uniform Gift to Minors
survivorship and not as tenants in common		Act: __________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_____________________________________________________________________________________________ Shares of the capital stock represented by the within

Certificate, and do hereby irrevocably constitute and appoint_______________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

	NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.	à	X
(SIGNATURE)

X
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: